UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

AXALTA COATING SYSTEMS LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(6)	Amount Previously Paid:

	(7)	Form, Schedule or Registration Statement No.:

	(8)	Filing Party:

	(9)	Date Filed:

AXALTA COATING SYSTEMS LTD.
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda

ADDITIONAL INFORMATION REGARDING THE ANNUAL GENERAL MEETING OF MEMBERS TO BE HELD ON
WEDNESDAY, APRIL 29, 2020 AT 2:15 P.M., EASTERN DAYLIGHT TIME

The following Notice of Change of Location relates to the Proxy Statement for 2020 (the “Proxy Statement”) of Axalta Coating Systems Ltd. (the “Company”), dated March 20, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual General Meeting of Members to be held on Wednesday, April 29, 2020 at 2:15 p.m., Eastern Daylight Time. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 13, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL GENERAL MEETING OF MEMBERS
TO BE HELD ON APRIL 29, 2020

In an effort to support the health and wellbeing of our shareholders, employees, directors, partners and communities, in light of developments regarding the coronavirus (COVID-19), NOTICE IS HEREBY GIVEN that the location of the 2020 Annual General Meeting of Members (the “Annual Meeting”) of Axalta Coating Systems Ltd. (the “Company”) has been changed. The previously announced date and time of the meeting (Wednesday, April 29, 2020 at 2:15p.m., Eastern Daylight Time) will not change. The Annual Meeting will be held solely by remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person.

Shareholders of record at the close of business on March 6, 2020 may attend the Annual Meeting and vote their common shares during the Annual Meeting at www.virtualshareholdermeeting.com/AXTA2020. Shareholders will need their 16-digit control number, which can be found on the proxy card or voting instruction form you received previously, to access the virtual meeting website. Shareholders will have the opportunity to submit questions in advance of the Annual Meeting using the directions on the virtual meeting website.

Whether or not shareholders plan to attend the Annual Meeting, the Company urges each shareholder, at your earliest convenience, to vote and submit your proxy in advance by one of the methods described in the proxy materials that were issued beginning on March 20, 2020. The notice of internet availability or proxy card included with the materials previously distributed will not be updated to reflect the change in format to a virtual meeting only and may continue to be used to vote your shares in connection with the Annual Meeting.

On behalf of our Board of Directors, thank you for your continued support.

By Order of the Board of Directors,

Brian A. Berube
Senior Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Members to be held on April 29, 2020

The Annual Meeting on Wednesday, April 29, 2020 at 2:15 p.m., Eastern Daylight Time, will be accessible at www.virtualshareholdermeeting.com/AXTA2020. Our Proxy Statement and Annual Report may be accessed at www.proxyvote.com.